GUARANTY

This GUARANTY (the “Guaranty”) is made and dated as of the 8th day of September, 2006 by LOUIS GLAZER, M.D. (the “Guarantor”).

RECITALS

A. Pursuant to that certain Secured Convertible Note and Warrant Purchase Agreement, dated as of September 8, 2006 (as the same may be amended, modified, supplemented or restated from time to time, the “Financing Agreement”) between Patient Safety Technologies, Inc., a Delaware corporation (the “Borrower”), and Steven J. Caspi (the “Lender”), the Lender agreed to extend credit to the Borrower in the principal amount of $1,495,280.89. Capitalized terms used herein without definition have the meanings assigned thereto in the Financing Agreement.

B. As a condition precedent to the Lender’s obligation to extend such credit, the Guarantor is required to execute and deliver this Guaranty to the Lender.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees as follows, subject to the terms of Section 18 of this Guaranty which shall, in all cases, control:

AGREEMENT

1. The Guarantor hereby unconditionally guarantees the payment when due, upon maturity, acceleration or otherwise, of all obligations of the Borrower to the Lender under the Financing Agreement, the Note and the Related Documents, whether heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined (collectively and severally, the “Obligations”), whether or not such Obligations are from time to time reduced, or extinguished and thereafter increased (subject to the proviso set forth in Section 5(a) below) or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such Obligations may be or hereafter become barred by any statute of limitations, and whether or not such Obligations may be or hereafter become otherwise unenforceable.

2. The Guarantor unconditionally guarantees the payment of the Obligations, due or payable by the Borrower, upon: (a) the dissolution, insolvency or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, the Borrower or the Guarantor, or (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the Borrower or the Guarantor, and unconditionally promises to pay such Obligations to the Lender, or order, on demand, in lawful money of the United States.

3. The liability of the Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations, whether executed by the Guarantor or by any other party, and the liability of the Guarantor hereunder is not affected or impaired by (a) any direction of application of payment by the Borrower or by any other party, or (b) any other guaranty, undertaking or maximum liability of the Guarantor or of any other party as to the Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any revocation or release of any obligations of any other guarantor of the Obligations, or (e) any dissolution, termination or increase, decrease or change in personnel of the Guarantor, or (f) any payment made to the Lender on the Obligations which the Lender repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of the Guarantor’s obligations hereunder by reason of any such proceeding.

4. (a) The obligations of the Guarantor hereunder are independent of the Obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against the Borrower and whether or not the Borrower be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantor.

(b) All payments made by the Guarantor under this Guaranty shall be made without set-off or counterclaim and free and clear of and without deductions for any present or future taxes, fees, withholdings or conditions of any nature (“Taxes”). The Guarantor shall pay any such Taxes, including Taxes on any amounts so paid, and will promptly furnish the Lender copies of any tax receipts or such other evidence of payment as the Lender may require.

5. The Guarantor authorizes the Lender (whether or not after termination of this Guaranty), without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of Obligations or any part thereof, including increase or decrease of the rate of interest thereon; provided, however, that except for any loans or advances that are made to protect the Collateral or maintain the Collateral lien free (such as advances of rea estate taxes or insurance), any additional loans or advances by the Lender to the Borrower that increase the principal amount of the Obligations shall not increase the Obligations guaranteed hereunder, unless the Guarantor has consented to such increase; (b) take and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as the Lender in its discretion may determine; and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors. The Lender may, without notice to or the further consent of the Borrower or the Guarantor, assign this Guaranty in whole or in part to any person acquiring an interest in the Obligations.

6. It is not necessary for the Lender to inquire into the capacity or power of the Borrower or the officers acting or purporting to act on its behalf, and Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7. The Guarantor waives any right to require the Lender to (a) proceed against the Borrower or any other party; (b) proceed against or exhaust any security held from the Borrower; or (c) pursue any other remedy in the Lender’s power whatsoever. The Guarantor waives any personal defense based on or arising out of any personal defense of the Borrower other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. The Lender may, at its election, foreclose on any security held for the Obligations by one or more judicial or nonjudicial sales, or exercise any other right or remedy the Lender may have against the Borrower, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Obligations have been paid. The Guarantor waives all rights and defenses that the Guarantor may have because the Obligations are or become secured by real property. This means, among other things: (a) the Lender may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; (b) if the Lender forecloses on any real property collateral pledged by the Borrower: (1) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Lender may collect from the Guarantor even if the Lender, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure. The Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

8. The Guarantor hereby waives any claim or other rights which the Guarantor may now have or may hereafter acquire against the Borrower or any other guarantor of all or any of the Obligations that arise from the existence or performance of the Guarantor’s obligations under this Guaranty or any other of this Guaranty (any such claims and rights being referred to as the “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy which the Lender has against the Borrower or any collateral which the Lender now has or hereafter acquires for the Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights until such time as the Obligations have been paid and performed in full and the period of time has expired during which any payment made by the Borrower or the Guarantor to the Lender may be determined to be a preferential payment. If, notwithstanding the foregoing provisions, any amount shall be paid to the Guarantor on account of the Guarantor’s Conditional Rights and either (a) such amount is paid to the Guarantor at any time when the Obligations shall not have been paid or performed in full, or (b) regardless of when such amount is paid to the Guarantor any payment made by the Borrower to the Lender is at any time determined to be a preferential payment, then such amount paid to the Guarantor shall be deemed to be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Obligations, whether matured or unmatured, in such order and manner as the Lender, in its sole discretion, shall determine. To the extent that any of the provisions of this Section 8 shall not be enforceable, the Guarantor agrees that until such time as the Obligations have been paid and performed in full and the period of time has expired during which any payment made by the Borrower or the Guarantor to the Lender may be determined to be a preferential payment, the Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to the Lender’s right to full payment and performance of the Obligations and the Guarantor shall not seek to enforce the Guarantor’s Conditional Rights during such period.

9. The Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Lender shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks.

10. In addition to the Obligations, the Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses incurred by the Lender in enforcing this Guaranty in any action or proceeding arising out of or relating to this Guaranty. This Guaranty and the liability and obligations of the Guarantor hereunder are binding upon the Guarantor and its successors and assigns, and this Guaranty inures to the benefit of and is enforceable by the Lender and its successors, transferees, and assigns.

11. No right or power of the Lender hereunder shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right or power, or by any delay in so doing, and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by the Lender.

12. The Guarantor agrees to execute any and all further documents, instruments and agreements as the Lender from time to time reasonably requests to evidence the Guarantor’s obligations hereunder.

13. The Guarantor hereby represents and warrants and agrees that:

(a) The Guarantor has reviewed and approved the Financing Agreement and the Related Documents.

(b) This Guaranty has been duly executed and delivered on behalf of the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

(c) The execution, delivery and performance of this Guaranty by the Guarantor will not violate any requirement of law or regulation binding upon or applicable to the Guarantor or any contractual obligation of the Guarantor.

(d) The Guarantor will not sell, transfer or convey any of his assets for less than fair market value and reasonably equivalent consideration.

14. This Guaranty shall be deemed to be made under and shall be governed by the laws of the State of California. THE GUARANTOR AND THE LENDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF EITHER OF THEM. NEITHER THE LENDER NOR THE GUARANTOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR GUARANTOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.

15. (a) In the event that the waiver of jury trial set forth in Section 14 above is not enforceable, the Guarantor and the Lender elect to proceed under the provisions of this Section 15 (the “Reference Provision”).

(b) With the exception of the matters specified in clause (c) below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Guaranty will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in this Guaranty, venue for the reference proceeding will be in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c) The matters that shall not be subject to a reference are the following:

(i) non-judicial foreclosure of any security interests in real or personal property;

(ii)  exercise of self-help remedies (including, without limitation, set-off);

(iii) appointment of a receiver; and

(iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions).

This Section 15 does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the matters described in clauses (iii) and (iv). The exercise of, or opposition to, any of those matters does not waive the right of any party to a reference pursuant to this Section 15.

(d) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP Sec. 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(e) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to:

(i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee;

(ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference; and

(iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(g) Except as expressly set forth in this Section 15, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion that would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all Claims of the parties that are the subject of the reference. Pursuant to CCP Sec. 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act Sec. 1280 through Sec. 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(j) THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM WHICH ARISES OUT OF OR IS RELATED TO THIS GUARANTY.

(k) By its acceptance of this Guaranty, the Lender agrees to the provisions of this Section 15 as a “party.”

16. The terms and provisions hereof may not be waived, altered, modified or amended except in writing duly signed by the Lender and by the Guarantor.

17. If any of the provisions of this Guaranty shall contravene or be held invalid under the laws of any jurisdiction, this Guaranty shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

18. NOTWITHSTANDING ANY OF THE FOREGOING, GUARANTOR, AND BY HIS SIGNATURE BELOW, LENDER, HEREBY AGREE THAT, SHOULD IT BECOME NECESSARY FOR LENDER TO ENFORCE THE TERMS OF THIS GUARANTY, LENDER SHALL DO SO ONLY AFTER EXHAUSTING ALL OTHER AVAILABLE REMEDIES, AT LAW OR IN EQUITY, AND NOTHING IN THIS GUARANTY SHALL INVALIDATE THIS AGREEMENT BETWEEN LENDER AND GUARANTOR.

Executed as of the day and year first above written.

By:
Name:	LOUIS GLAZER, M.D.

Address:

Countersigned and agreed to:

By:
Name: Steven J. Caspi

Address: